Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2025, relating to the financial statements and financial highlights of Innovator Deepwater Frontier Tech ETF, Innovator Equity Autocallable Income Strategy ETF, Innovator Equity Premium Income - Daily PutWrite ETF, Innovator Gradient Tactical Rotation Strategy ETF, Innovator IBD 50 ETF, Innovator IBD Breakout Opportunities ETF, Innovator Index Autocallable Income Strategy ETF, Innovator Laddered Allocation Buffer ETF, Innovator Laddered Allocation Power Buffer ETF, and Innovator S&P Investment Grade Preferred ETF, each a series of Innovator ETFs Trust, which are included in Form N-CSR for the year or period ended October 31, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 26, 2026